Exhibit 10.4
                     STANDARD FORM OF LOFT LEASE
               The Real Estate Board of New York, Inc.

     Agreement of Lease, made as of this 23d day of January, 1997, between 12 WEST 27TH STREET ASSOCIATES, a New York Partnership having an office c/o Meringoff Equities, 30 West 26th Street, New York, NY 10010, party of the first part, hereinafter referred to as LANDLORD, and PRINCETON PUBLISHING, INC., a New York [sic] Corporation having an office at 28 West 25th Street, 7th floor, New York, NY, party of the second part, hereinafter referred to as TENANT,

                              Witnesseth:

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the entire 14th floor as shown on Exhibit A attached hereto in the building known as 12 West 27th Street in the Borough of Manhattan, City of New York, for the term of Five years(or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of February, nineteen hundred and ninety-seven, and to end on the 31st day of January, two thousand-two, both dates inclusive, at an annual rental rate of [See Article 41] which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each mouth during said term, at the office of Landlord or such other place as Landlord may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Landlord pursuant to the terms of another lease with Landlord or with Landlord's predecessor in interest, Landlord may at Landlord's option and without notice to Tenant add the amount of such arrearages to any monthly installment of rent payable hereunder and the same shall be payable to Landlord as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors hereby covenant as follows:

Rent:
1.  Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:
2. Tenant shall use and occupy demised promises for general and executive offices and for no other purpose.

Alterations:
3. Tenant shall make no changes in or to the demised premises of any nature without Landlord's prior written consent. Subject to the prior written consent of Landlord, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using Contractors or mechanics first approved by Landlord. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Landlord in Tenant's behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the demised premises unless Landlord, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Landlord's right thereto and to have them removed by Tenant, in which event, the same shall be removed from the premises by Tenant prior to the expiration of the lease at Tenant's expense. Nothing in this article shall he construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the premises by Landlord at Tenant's expense. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Landlord may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within ten days thereafter, at Tenant's expense, by, filing the bond required by law.

Repairs:
4. Landlord shall maintain and repair the public portions of the building, both exterior and interior. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein and at Tenant's sole cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted. Notwithstanding the foregoing, all damage or injury to the demised premises or to any other part of the building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, shall be repaired promptly by Tenant at its sole cost and expense, to the satisfaction of Landlord reasonably exercised. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails after ten days notice to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Landlord at the expense of Tenant and the expenses thereof incurred hy Landlord shall be collectible as additional rent after rendition of a bill or statement therefor. If the demised premises be or become infested with vermin, Tenant shall at Tenant's expense, cause the same to be exterminated from time to time to the satisfaction of Landlord. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in, servicing or passing through the demised premises and following such notice, Landlord shall remedy the condition with due diligence but at the expense of Tenant if repairs are necessitated by Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised promises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

Window Cleaning:
5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:
6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises arising out of Tenant's use or manner of use thereof, or with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Except as provided in Article 29 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations, or requirements with respect thereto. Tenant may, after securing Landlord to Landlord's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys' fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Landlord, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Landlord may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Landlord to any liability or responsibility to any person or for property damage, nor shall Tenant keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the promises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties or damages, which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums (hereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant arc parties a schedule or "make-up" of rate for the building or demised premises issued by the rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. To Landlord's knowledge, the premises are presently free from any violations and are in compliance with any fire law regarding general office use.

Subordination:
7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of all such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessee or by any mortgagee, affecting any lease or the real property of which the demised premises arc a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request.

Property Loss, Damage, Reimbursement, Indemnity:
8. Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Landlord's own acts, Landlord shall not he liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Landlord's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Landlord may designate. Tenant shall indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Landlord shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty
9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises arc totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided. (d) If the demised premises arc rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, in any of such events, Landlord may elect to terminate this lease by written notice to Tenant given within 90 days after such fire or casualty specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Landlord that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:
10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.

Assignment, Mortgage, Etc.:
11. Tenant, for itself. its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised or any part thereof to be used by others, except to any parent or subsidiary of Tenant provided Tenant remains liable under the Lease, without the prior written consent of Landlord in each instance. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

Electric Current:
12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Landlord's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Landlord liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:
13. Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the demised premises or to any other portion of the building on which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein. Landlord may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Landlord shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property and such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom. Landlord may immediately enter alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder. Landlord shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the building and to change the name, number or designation by which the building may be known. Notwithstanding anything to the contrary, if Landlord's work takes more than 30 consecutive days then Tenant shall receive a rent credit for each day over the 30 days.

Vault, Vault Space, Area:
14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:
15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Landlord's work, if any. In any event, Landlord makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations whether or not of record. To Landlord's knowledge, there are no existing violations and that the premises are in compliance with law and Tenant's intended use is in accordance with the C of 0 and all applicable laws.

Bankruptcy:
16. (a) If at the date fixed as the commencement of the term of this lease or if at any time during the term hereby demised there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, and within 60 days thereof, Tenant fails to secure a dismissal thereof, or if Tenant make an assignment for the benefit of creditors or petition for or enter into an arrangement, this lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated by written notice to the Tenant (but if any of such events occur prior to the commencement date, this lease shall be ipso facto cancelled and terminated) and whether such cancellation and termination occur prior to or during the term, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of any order of any court, shall be entitled to possession or to remain in possession of the premises demised but shall forthwith quit and surrender the premises, and Landlord, in addition to the other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this lease contained or by virtue of any statute or rule of law, may retain as liquidated damages, any rent, security deposit or moneys received by him from Tenant or others in behalf of Tenant. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.
(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any instalment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such instalment was payable shall be discounted to the date of termination at the rate of four per cent (4%) per annum. If such premises or any part thereof be re-let by the Landlord for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default
17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if the demised premises are damaged by reason of negligence or carelessness of Tenant, its agents, employees or invitees: or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Landlord and Tenant; or if Tenant shall fail to move into or take possession of the premises within forty-five days after the commencement of the term of this lease, of which fact Landlord shall be the sole judge; then, in any one or more of such events, upon Landlord serving a written ten days notice upon Tenant specifying the nature of said default and upon the expiration of said ten days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said ten day period, and if Tenant shall not have diligently commenced curing such default within such ten day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Landlord may serve a written five days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five days, this lease and the term thereunder shall end expire as fully and completely as if the expiration of such five day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Landlord but Tenant shall remain liable as hereinafter provided.
     (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Landlord may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Landlord may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Landlord and Waiver of Redemption
18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for legal expenses, attorneys' fees, brokerage, and/or putting the demised premises in good order, or for preparing the same for re-rental; (b) Landlord may re-let the premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Landlord to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the demised premises in good order or preparing the same for re-rental may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder. Landlord shall expeditiously use its best efforts to relet the premises at a rental not in excess. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses
19. If tenant shall default in the observance or performance of any term or covenant on tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, landlord may immediately or at any time thereafter and without notice perform the obligation of tenant thereunder, and if landlord, in connection therewith or in connection with any default by tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceeding, such sums so paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by tenant to landlord within five (5) days of rendition of any bill or statement to tenant therefor, and if tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by landlord as damages.

No Representations by Landlord
20. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition, and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term
21. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment
22. Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 33 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession
23. If Landlord is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to amend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession) until after Landlord shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:
24. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury
25. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceedings or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

Inability to Perform
26. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles including but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

Bills and Notices
27. Except as otherwise in this lease provided, a bill, statement, notice or communication which Landlord may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Landlord must be served by registered or certified mail addressed to Landlord at the address first hereinabove given or at such other address as Landlord shall designate by written notice.

Water Charges
28. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Tenant constitutes Landlord to be the sole judge) Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Presently, Landlord does not intend to install a water meter. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant. The bill rendered by Landlord shall be payable by Tenant as additional rent. If the building or the demised premises or any part thereof be supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Landlord as additional rent, on the first day of each month, $50.00 as its total monthly charge for water and sewer usage as Tenant's portion. Independently of and in addition to any of the remedies reserved to Landlord hereinabove or elsewhere in this lease, Landlord may sue for and collect any monies to be paid by Tenant or paid by Landlord for any of the reasons or purposes hereinabove set forth.

Sprinklers:
29. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government require or recommend the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or nonstructural in nature. Tenant shall pay to Landlord as additional rent the sum of $50.00 on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service.

Elevators, Heat, Cleaning
30. As long as Tenant is not in default under any of the covenants of this lease Landlord shall: (a) provide necessary elevator facilities on business days from 8 a.m. to 6 p.m.; (b) furnish heat to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) at Landlord's expense cause to be kept clean the public halls and public portions of the building, which are used in common by all tenants. Tenant shall at Tenant's expense, keep the demised premises clean and in order, to the satisfaction of Landlord, and for that purpose shall employ the person or persons or corporation approved by Landlord at a reasonable and customary cost. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish from the building. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable when rendered, and the amount of such bills shall be deemed to be, and be paid as, additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Landlord. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Landlord, are necessary for the proper operation of the building. Landlord reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. And Landlord shall have no responsibility or liability for failure to supply heat, elevator, plumbing and electric service during said period or when prevented from so doing by strikes, accident or by any cause beyond Landlord's control, or by laws, orders or regulations of any Federal, State or Municipal Authority, or failure of coal, oil or other suitable fuel supply, or inability by exercise of reasonable diligence to obtain coal, oil or other suitable fuel. If the building of which the demised premises are a part supplies manually operated elevator service, Landlord may proceed with alterations necessary to substitute automatic control elevator service upon ten (10) day written notice to Tenant without in any way affecting the obligations of Tenant hereunder, provided that the same shall be done with the minimum amount of inconvenience to Tenant, and Landlord pursues with due diligence the completion of the alterations. Notwithstanding the foregoing, if heat, elevator service or plumbing to the demised premises are disrupted by Landlord's repairs or alterations for a period of more than ten (10) consecutive business days, Tenant will receive a rent credit beginning the 11th day and continuing until service is restored.

Captions:
32. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:
33. The term "Landlord" as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder; and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building, or of the land and building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 30 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

Adjacent Excavation - Shoring
34. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

Rules and Regulations
35. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Landlord may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto.
The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Landlord within (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other Tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass
36. Landlord shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Landlord may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Landlord. Bills for the premiums therefor shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due from, and payable by, Tenant which rendered, and the amount thereof shall be deemed to be, and be paid as, additional rent.

Successors and Assigns
37. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

Rider and Exhibits attached hereto are made a part hereof.

RIDER TO LEASE DATED AS OF THIS 27th DAY OF JANUARY, 1997

BETWEEN 12 WEST 27TH STREET ASSOCIATES, LANDLORD,
AND PRINCETON PUBLISHING, INC., TENANT.

     38. If any conflict shall arise between any of the provisions of this Rider and any of the terms, printed or typewritten, of the printed portion of the Lease to which this Rider is attached, all such conflicts shall be resolved in favor of the provisions of this Rider.

     39. Notwithstanding anything to the contrary contained in this Lease, any monies due Landlord other than the annual rental are deemed to be additional rent, and any default in the payment of additional rent shall give to Landlord the same remedies as it has with respect to a default in the payment of rent.

     40. (a) Tenant shall pay, as additional rent, 6.33 percent (6.33%) of any and all increases in real estate taxes or assessments for public betterments covering the land and the building of which the demised premises form a part. Said increases shall be the amount charged during any Tax Year above the amount charged during the Base Tax Year.

          (b) Tax Year shall mean each period of twelve months commencing on the first day of July in which occurs any part of the term of this Lease or such other period of twelve months occurring during the term of this Lease as hereafter may be adopted as the fiscal year for real estate tax purposes of the City of New York or any other governmental authority.

          (c)     Base Tax Year shall mean the Tax Year commencing July 1,
1997.

          (d) Tenant shall pay, as additional rent, 6.33 percent (6.33%) of any reasonable and customary costs and expenses including, without limitation, counsel fees incurred by Landlord which result in a reduction of the assessed value of the land and building as proposed by the City of New York or any other governmental authority for any Tax Year after the Base Tax Year.

          (e)     Payment of additional rental pursuant to paragraphs (a) and
(d) above shall be made within fifteen (15) days after demand based upon a statement furnished by Landlord to Tenant with each such demand. Landlord will furnish copies of tax bills, if available, upon request.

          (f) The term "real estate taxes" shall mean all taxes and assessments levied, assessed or imposed at any time by the City of New York or by any other governmental authority upon or against the land and/or building of which the demised premises form a part, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said land and/or building, to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments upon or against said land and/or building. If, due to a future change in the method of taxation or in the taxing authority, a franchise, license, income, transit, profit or other tax, fee, or governmental imposition, however designated, shall be levied, assessed or imposed against Landlord in substitution, in whole or in part, for the said real estate taxes, or in lieu of additional real estate taxes, then such franchise, license, income, transit, profit, or other tax, fee, or governmental imposition shall be deemed to be included within the definition of "real estate taxes" for the purposes hereof.

     (g) Any delay or failure of Landlord in billing any amount payable under this Article shall not constitute a waiver or in any way impair the continuing obligation of Tenant to make all payments hereunder.

     (h) If Landlord shall receive a refund of the Taxes for any Tax Year subsequent to the Base Tax Year, Landlord shall promptly pay to Tenant 6.33 percent (6.33%) of the refund and the interest received thereon, if any (after deducting from such refund the costs and expenses, including, without limitation, counsel fees, of obtaining same); provided, however, such payment to Tenant shall in no event exceed the amounts paid by Tenant for such Tax Year.

     41. In addition to any other amounts due under this Lease, Tenant agrees to pay the following in equal monthly installments on the first day of each month:

     i)     $ 12.00 per annum commencing February 1, 1997 and ending March 31,
1997;
     ii) $65,000.00 per annum commencing April 1, 1997 and ending January 31, 1998;
     iii) $67,600.00 per annum commencing February 1, 1998 and ending January 31, 1999;
     iv) $70,304.00 per annum commencing February 1, 1999 and ending January 31, 2000;,
     v) $73,116.16 per annum commencing February 1, 2000 and ending January 31, 2000;
     vi) $76,040.81 per annum commencing February 1, 2001 and ending January 31, 2002.

     42. If at any time during the term of this Lease, any law requirements of the City of New York ("Law Requirements") impose any obligations or requirements upon Landlord to perform any alterations, installations, changes or improvements (collectively "changes") to the building or the demised premises, then Tenant shall pay ("Tenant's Payment") to Landlord an additional rent, Tenant's Percentage (6.33%) of all reasonable costs and expenses incurred by Landlord in complying with the Law Requirements. If such required Law Requirements constitute a capital expenditure as determined in accordance with Generally Accepted Accounting Principals then, Tenant's payment shall be limited to Tenant's Percentage of the costs associated to the period of time remaining in the Lease term divided by the useful life of the capital expenditure as reasonably determined by Landlord in accordance with industry standards for the type of improvement. Tenant's Payment shall be due and payable to Landlord within thirty (30) days after rendition of a bill therefore accompanied by a statement setting forth the changes performed by Landlord. The obligation of Tenant in respect of such additional rent shall survive the expiration of this Lease. Tenant shall have the right to pay Tenant's Payment in equal monthly installments during the balance of the Lease term.

     43. Tenant shall use and occupy the demised premises only for the purposes stated in Article 2 of the Lease and for no other purpose. Without limiting the generality of the foregoing, it is an express condition of this Lease and Tenant expressly warrants and agrees that at no time and in no event may the demised premises, or any portion thereof, be used for residential purposes.

     44. Tenant has examined the demised premises and agrees to take possession of same in its "as is" condition. Landlord shall have no obligation to furnish, render, or supply any work, labor, services, materials, fixtures, furniture, equipment or decoration to make the demised premises ready or suitable for Tenant's occupancy.

      45. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of entrances of passageways, corridors, elevators, stairs, toilets or other public parts of the Building, and to change the name or number by which the Building is known, provided it does not interfere with Tenant's use or access to the Demised Premises.

     46. (a) The use of gas and electricity is not included in the rent. Tenant is to pay for its use of gas if any and electricity directly to the Consolidated Edison Company of New York, Inc., or any other appropriate public utility service.

          (b) Notwithstanding anything to the contrary contained in this Lease, Tenant shall, at Tenant's sole cost and expense, maintain, and promptly make all repairs, structural or otherwise, ordinary and extraordinary, to all components of the electrical system from the meters to and within the demised premises.

          (c) Tenant shall not be released or excused from the performance of any of it obligations under this Lease for any failure or for interruption or curtailment of electric or gas service, for any reason whatsoever, and no such failure, interruption or curtailment shall constitute a constructive or partial eviction.

     47. Tenant, at its own cost and expense, shall arrange for the removal of all its rubbish from the Building in accordance with any and all applicable municipal codes and regulations and in accordance with any rules and regulations of the Building which, in the judgment of Landlord, are necessary for the proper operation of the Building. Landlord shall without cost to Tenant regularly remove Tenant's rubbish from the freight area within the Demised Premises to the basement of the Building. Tenant shall pay a private sanitation service to remove Tenant's rubbish from the basement.

     48. (a) If the demised premises, or any part thereof, are partially damaged by fire or other casualty, rent, until such damage is repaired, shall be apportioned as described in Article 9 of this Lease only to the extent that the demised premises are rendered untenantable.

          (b) In addition to the events described in Article 9(d) of the Lease, if the repair of any damage to the Building would, in Landlord's judgment, require an expenditure of more than forty percent of the full insurable value of the Building immediately prior to the fire or other casualty, Landlord will have the options given to it pursuant to Article 9, subsection (d) of the Lease.

     49. (a) Tenant, at its sole cost and expense, shall maintain at all times during the terms of this Lease and at all times when Tenant is in possession of the demised premises, a comprehensive policy of general liability insurance in which Landlord, Landlord's managing agent, any Superior Lessor (as hereinafter defined), any mortgagees designated by Landlord, and Tenant, are the named insureds, for any and all claims arising during the term of this Lease for damages or injuries to goods, wares, merchandise and property and/or for any personal injury or loss of life , in, upon or about the demised premises; protecting Landlord, Landlord's managing agent, any Superior Lessor, any mortgagees designated by Landlord, and Tenant against any liability whatsoever occasioned by accidents on or about the demised premises or any appurtenances thereto. Such policy is to be written by a good and solvent insurance company, satisfactory to Landlord, in the amount of One Million Dollars ($1,000,000) in respect to any one accident; and in the amount of Five Hundred Thousand Dollars ($500,000) in respect to property damage. Tenant agrees to deliver to Landlord a certificate of endorsement of the aforesaid insurance policy and upon Tenant's failure to provide and keep in force the aforementioned insurance, it shall be regarded as a material default, entitling Landlord to exercise any or all of the remedies as provided in this Lease.

          (b) Tenant shall deliver to Landlord such policies or certificates of such policies prior to the commencement of the term of this Lease. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional named insureds such renewal policy or certificate at least thirty (30) days before the expiration of any existing policy. All such policies shall be for a period of not less than one year and shall contain a provision whereby the same cannot be cancelled or modified unless Landlord and any additional named insureds are given at least thirty (30) days' prior written notice of such cancellation or modification, including, without limitation, any such cancellation resulting from the nonpayment of premiums. Landlord shall have the right at any time and from time to time, but not more frequently than once every year, to require Tenant to increase the amount of the insurance maintained by Tenant under this Article by no more than ten percent (10%).

          (c) Tenant shall secure an appropriate clause in, or an endorsement upon, each insurance policy obtained by it and covering or applicable to the demised premises or the personal property, fixtures, and equipment located therein or thereon, pursuant to which the insurance company waives subrogation or permits the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under the insurance policy. The waiver of subrogation or permission for waiver of any claim shall extend to Landlord and its agents and their respective employees.

          (d) Tenant shall also obtain, at its own cost and expense, naming both Landlord, Landlord's managing agent, any Superior Lessor, any mortgagees designated by Landlord, and Tenant as named insureds, fire insurance for all Tenant's personal property which may be so affixed to the realty now located in the leased premises as to be considered part of the realty under law and including any such future Tenant installations.

          (e) Notwithstanding anything herein to the contrary, nothing herein shall prevent Landlord from recovering in the event of fire or other loss under Landlord's fire or other insurance coverage for all betterments and improvements by Tenant so affixed to the demised premises as to be considered part of the realty under law.

          (f) Tenant hereby releases Landlord, Landlord's partners or principals, disclosed or undisclosed, and its agents and their respective employees in respect of any claim (including a claim for negligence) which it might otherwise have against Landlord, Landlord's partners or principals, disclosed or undisclosed, and its agents and their respective employees for loss, damage or destruction with respect to Tenant's property by fire or other casualty (including rental value or business interest, as the case may be) occurring during the term of this Lease and normally covered under a fire insurance policy with extended coverage endorsement in the form normally used in respect of similar property in New York County.

          (g) In the event Tenant shall fail to promptly furnish any insurance herein required, Landlord may, but shall have no obligation to, effect same and pay the premium therefor for a period not exceeding one
(1) year, and the premium so paid by Landlord shall be payable by Tenant upon demand as additional rent.

     50. Tenant shall give notice to Landlord, in writing, promptly after Tenant learns of any accident in or about the demised premises. This notification shall not be deemed to imply or impose any liability upon Landlord relating to such accident.

      51. Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than ten (10) days' prior notice, to execute and deliver a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force as modified and stating the modifications), certifying the dates to which the rent and additional rent have been paid, and stating whether or not, to the best knowledge of Tenant, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge, and stating whether or not, to the best knowledge of Tenant, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by Landlord and by others with whom Landlord may be dealing, regardless of independent investigation.

     52. (a) This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to a certain ground lease of the property of which the lease premises are a part, and all renewals, extensions, modifications and replacements thereof, and to all mortgages which may now or hereafter affect the property of which the demised premises are a part and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and all consolidations of such mortgages. The foregoing shall not apply to any fee mortgage which is subordinate to such ground lease. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. Any lease to which this Lease is, at the time referred to, subject and subordinate, is herein called "Superior Lease" and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called "Superior Mortgage" and ,the holder of a Superior Mortgage is herein called "Superior Mortgagee".

          (b) If any Superior Lessor or Superior Mortgagee or the nominee or designee of any or Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord's rights (herein called "Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's Landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not be (i) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (ii) responsible for any monies owning by or on deposit with Landlord to the credit of Tenant, except to the extent turned over to the Successor Landlord, (iii) subject to any counterclaim or set off which theretofore accrued to Tenant against Landlord, (iv) bound by any previous modification of this Lease or by any previous prepayment of fixed rent for more than one (1) month, which was not approved in writing by the Superior Lessor or the Superior Mortgagee thereto or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease, (v) liable to Tenant beyond the Successor Landlord's interest in the property of which the demised premises are a part and the rents, income, receipts, revenues, issues and profits issuing from such property, (vi) responsible for the performance of any work to be done by Landlord under this Lease to render the demised premises ready for occupancy by Tenant, or (vii) required to remove any person occupying the demised premises or any part thereof, except if such person claims by, through, or under the Successor Landlord.

     53. Tenant shall look only to Landlord's estate and property in the Building for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to lien, levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the demised premises; and if Tenant shall acquire a lien on such other property or assets by judgment or otherwise, Tenant shall promptly release such lien by executing and delivering to Landlord an instrument to that effect prepared by Landlord.

     54. If Tenant shall request Landlord's approval or consent and Landlord shall fail or refuse to give such approval or consent, Tenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Landlord, it being intended that Tenant's sole remedy shall be an action for injunction or specific performance (the rights to money damages or other remedies being hereby specifically waived), and that such remedy shall be available only in those cases where Landlord shall have expressly agreed in writing not to unreasonably withhold its consent or approval or where as a matter of law Landlord may not unreasonably withhold its consent or approval.

     55. Tenant shall and hereby does waive its right and agrees not to interpose any counterclaim or set off, of whatever nature or description, in any non-payment, dispossess or hold-over proceeding which may be instituted by Landlord against Tenant to recover rent, additional rent or other charges arising out of or in any way connected with this Lease, or any renewal, extension, holdover, or modification thereof, ,the relationship of Landlord and Tenant, or Tenant's use or occupancy of said premises. This clause, as well as the "waiver of jury trial" provision of this Lease, shall survive the expiration, early termination, or cancellation of this Lease or the term thereof. Nothing herein contained, however, shall be construed as a waiver of Tenant's right to commence a separate action on a bona fide claim against Landlord.

     56. (a) If Tenant is in arrears in payment of rent or additional rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payment shall be credited.

          (b) No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or payment of Rent shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent, or pursue any other remedies available to Landlord.

          (c) In case Tenant shall default in the payment of any fixed rent, percentage rent, additional rent or any other charge payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and such default shall continue for 10 (ten) days after Landlord shall have given to Tenant a notice of intention to end the term of this Lease at the expiration of 5 (five) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted (whether or not the term shall theretofore have commenced) shall expire and terminate upon the expiration of said five (5) days with the same effect as if that day were the date hereinbefore set for the expiration of the term of this Lease, but Tenant shall remain liable for damages as provided in Article 18 hereof.

     57. Landlord, at Landlord's option, shall have the right, when Tenant is in default in the payment of rent or additional rent, to demand payment by certified, bank or teller's check or by postal money order.

     58. In the event any payment under this Lease shall be made in the form of a check from any other person, firm or corporation other than the person, firm or corporation named in this Lease, the acceptance of same by Landlord shall not, under any circumstances, be deemed recognition of a subletting or an assignment of this Lease, regardless of the number of times that such payment shall be made by such other person, firm or corporation.

     59. If, at the request of and as an accommodation to Tenant, Landlord shall place upon such directory board, as Landlord may from time to time maintain in the lobby of the Building, one or more names of persons, firms or corporations other than Tenant, this shall not be deemed to operate as an attornment to Landlord or as a consent by Landlord to an assignment or subletting by Tenant of all or any portion of the demised premises to such persons, firms or corporations.

     60. If, in connection with obtaining financing for the Building, a bank, insurance company or other lending institution shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay, or defer it's consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

     61.     Deleted prior to execution.

     62. If Tenant shall fail to pay all or any part of any instalment of fixed annual rent or additional rent for more than three (3) days after the same shall have become due and payable, Tenant shall pay as additional rent hereunder to Landlord a late charge of six (6) cents for each dollar of the amount of such fixed annual rent or additional rent which shall not have been paid to Landlord within such three (3) days after becoming due and payable. Tenant may give its monthly rent payments to building employees for delivery to the Landlord. Such delivery to building employees shall be deemed delivery to Landlord.

     63. (a) Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in surrendering the demised premises upon the expiration of this Lease, including, without limitation, any claims made by any succeeding tenant founded on such delay.

          (b) The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender the demised premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the demised premises is not surrendered to Landlord within two 2 days after the date of the expiration of the term of this Lease (December 31, 2001), then Tenant will pay Landlord, as liquidated damages for each month and pro rata for each portion of any month during which Tenant holds over in the demised premises after expiration of the term of this Lease, sum equal to two times the average rent and additional rent which was payable per month under this Lease during the last six months of the term hereof.

           (c) The provisions of paragraphs (a) and (b) above are independent of one another and Tenant agrees that payments made pursuant to paragraph (b) shall not in any way reduce Tenant's obligation to indemnify Landlord pursuant to paragraph (a). The payments required to be made by Tenant pursuant to paragraphs (a) and (b) above shall be (i) payable on demand and (ii) without prejudice to any of Landlord's rights and remedies hereunder at law or in equity for Tenant's delay in surrendering the demised premises in accordance with the terms of this Lease upon the expiration of this Lease.

     64. In the event the rent or additional rent or any part thereof provided to be paid by Tenant under the provisions of this Lease shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, codes, or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may at any time thereafter terminate this Lease, by not less than thirty (30) days' written notice to Tenant, on a date set forth in said notice, in the date fixed in said notice as if the said date were the date originally fixed herein for the termination of this Lease. Landlord shall not have the right to terminate this Lease if Tenant within such period of thirty
(30) days shall, in writing, lawfully agree that the rental and additional rent herein reserved is a reasonable rental and additional rental, and agrees to continue to pay such rental and additional rental and if such agreement by Tenant shall then be legally enforceable by Landlord.

     65. Any default by Tenant under any other lease of space in the Building shall be deemed a default of the same nature under this Lease.

     66. Any obligation of Tenant which can only be, or which, by the provisions of the Lease, may be performed after the expiration or earlier termination of this Lease, and Tenant's liability to make any payment which is allocable to any period ending at the time of expiration or termination of this Lease, shall, unless expressly otherwise provided in this Lease, survive the expiration or termination of this Lease.

     67. Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent other than Plymouth Partners, LTD. in connection with the negotiation or consummation of this Lease, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including, without limitation, attorneys' fees and expenses) or liability for any compensation with respect to this Lease or the negotiation thereof. Landlord agrees to compensate Plymouth Partners, LTD. pursuant to a separate agreement.

     68.     This Lease shall not be binding upon Landlord unless and until
(a) it has been duly executed by Landlord and delivered by Landlord to Tenant and (b) Tenant has paid to Landlord the security deposit, prepaid rent and first months' rent as provided for in this Lease by certified check, bank check or other collected funds.

     69. (a) Landlord and Tenant acknowledge that Tenant has paid $16,250.00 upon the execution of this Lease representing payments toward the third, fifty-ninth and sixtieth monthly installments of fixed rent due hereunder (hereinafter "Prepaid Rent").

          (b) (i)    In the event that Tenant shall default in the payment of
rent or additional rent and such default shall continue beyond any grace periods provided in this Lease, then in that event, Landlord at its option may apply all or any part of the Prepaid Rent in satisfaction of all or any part of such default (hereinafter "Default Amount").

          (ii) Within ten days of Landlord's written notice to Tenant that Landlord has applied all or any part of Prepaid Rent in satisfaction of a default, Tenant shall pay to Landlord, the Default Amount. Upon receipt of the Default Amount, Landlord shall reinstate as Prepaid Rent the full value of the Default Amount received, which shall be applied to the last monthly installments of fixed rent due under this Lease in accordance with the provisions of Article 69(a).

          (iii) Tenant's failure to promptly pay the Default Amount to Landlord shall constitute a default of a substantial obligation of this Lease and the sums due hereunder shall be deemed additional rent under the terms of this Lease.

     70. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease.

     71. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York. If any provision of this Lease or the application thereto to any person or circumstances for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease or any part thereof to be drafted. Each covenant, agreement, obligation, or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the content may require.

     72. Tenant understands and agrees that no changes in or to the demised premises, of whatever nature, may be made without the prior written consent of Landlord. Subject to the prior written consent of Landlord, and the provisions of Article 3 of the Lease, Tenant understands and agrees that all work to be done in or to the demised premises shall be performed in accordance with the rules and regulations listed in Exhibit B of the Lease. Landlord reserves the right at any time during the terms of this Lease to make reasonable changes to the rules and regulations which Landlord believes are necessary.

     73. The Demised Premises comes equipped with an air conditioning system which is in working order. Throughout the term of this Lease, Tenant at Tenant's sole cost and expense shall maintain the air conditioning system in working order and shall provide a maintenance and service contract for the air conditioning system throughout the Demised Premises. Landlord reserves the right to purchase such a service contract at Tenant's sole cost and expense in the event that Tenant fails to provide a service contract as herein required.

     74. (a) Supplementing Article 11 of this Lease, Tenant, if it requests Landlord's consent to an assignment of this Lease or a subletting of all or any part of the demised premises, shall submit to Landlord in writing a counterpart of the proposed assignment or subleasing agreement and the name of the proposed assignee or subtenant, the name and character of its business, the terms of the proposed assignment or sublease, such information as to its financial responsibility and standing and any other information as Landlord may reasonably require. Upon the receipt of such request and information from Tenant, Landlord shall have an option, to be exercised in writing within thirty (30) days after such a receipt, to cancel and terminate this Lease, if the request is to assign this Lease or to sublet all or substantially all of the demised premises, or if the request is to sublet a portion of the demised premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord's notice of exercise of such option, which shall be not less than sixty (60) days nor more than one hundred twenty (120) days following the service of such notice.

          (b) If Landlord shall exercise such option, Tenant shall surrender possession of the entire demised premises, or the portion which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the demise premises at the expiration of the term. If the Lease shall be cancelled as to a portion of the demised premises only, the rent and additional rent payable by Tenant under this Lease shall be abated proportionately according to the ratio that the rentable area in the portion of the space surrendered bears to the rentable area of the entire demised premises.

          (c) If Landlord shall not exercise the option to cancel the Lease in whole or in part as above provided, and Tenant is not in default hereunder, then Landlord's consent to such request shall not be unreasonably withheld or delayed, provided that:

          (i) The proposed assignee or subtenant shall use the demised premises, or the relevant part thereof, solely for the purposes enumerated in
Article 2A of this Lease and, the Landlord's reasonable judgement the proposed assignee or subtenant is engaged in a business and the demised premises, or the relevant part thereof, will be used in a manner which (a) is in keeping with the then standards of the Building and (b) will not violate any negative covenant as to use contained in any other lease of space in the Building;

          (ii) The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

          (iii) Neither (a) the proposed assignee or subtenant nor (b) any person which, directly or indirectly, controls is controlled by, or is under common control with, the proposed assignee or subtenant or any person who controls the proposed assignee or subtenant, is then an occupant of any part of the Building;

          (iv) The proposed assignee or subtenant is not a person with whom Landlord is then negotiating the lease of space in the Building;

          (v) The form of the proposed sublease or assignment shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article;

          (vi) There shall not be more than two (2) subtenants in the demised premises;

          (vii) Tenant shall not have (a) advertised or publicized in any way the availability of the demised premises without prior notice to and approval by Landlord, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, (b) listed the demised premises for subletting, whether through a broker, agent, representative, or otherwise at a rental rate less than the lesser of (1) the fixed rent and additional rent then payable hereunder for such space, or (2) the fixed rent and additional rent at which Landlord is then offering to lease comparable space in the Building.

           (d) In no event shall any assignment or subletting to which Landlord may have or may not have consented, release Tenant from its obligations under this Lease, nor constitute consent to further assignment or subletting.

          (e) If Landlord shall consent to any proposed assignment or sublease, or shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under paragraph (a) of this Article, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.


          (f) If this Lease is assigned and Landlord consents to such assignment, any change, alternation or modification of this Lease after such assignment which shall have the effect of increasing or enlarging Tenant's obligation or responsibility under this Lease shall not, to the extent only of such increases or enlargement, be binding upon Tenant and not withstanding such change, alteration or modification, Tenant shall remain liable for the performance of Tenant's obligations under this Lease except for any such change, alteration or modification.

          (g) Upon submitting its request to Landlord, Tenant shall enclose an additional months rent, to be held by Landlord as additional prepaid rent pursuant to 1, Article 69 of this Lease. If Landlord fails to give its consent or exercises its option pursuant to paragraph (a) of this Article, Landlord will return the additional prepaid rent to Tenant.

          (h) With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

          (i) No subletting shall be for a term ending later than one (1) day prior to the expiration date of this Lease.

          (ii) No sublease shall be valid, and no subtenant shall take possession of the demised premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord.

          (iii) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease Landlord may, at its option, take over all the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (a) be liable for any previous act or omission of Tenant under such sublease, (b) be subject to any offset, not expressly provided in such sublease, which theretofore accrued, to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

          (iv) In the event that (a) Landlord fails to exercise its option under paragraph (a) of this Article and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within sixty (60) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of paragraph (a) of this Article before assigning this Lease or subletting all or part of the demised premises.

           (j)     If Landlord exercises its option to terminate this Lease in part in any case where Tenant desire to sublet part of the demised premises, then Tenant shall pay to Landlord, upon demand, the reasonable costs incurred by Landlord in physically separating such part of the demised premises from the balance of the demised premises and in complying with any laws and requirements of any public authorities and insurance bodies relating to such separation. Such costs shall not include costs to alter the current certificate of occupancy for the Building.

          (k) If Landlord shall give its consent to any assignment of this lease or to any sublease, Tenant shall in consideration therefor pay to Landlord, as additional rent:


          (i) in the case of an assignment, an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less the then net unamortized or undepreciated cost of any such fixtures, improvements, equipment, furniture, furnishings and other personal property which remain in the demised premises after such assignment, determined on the basis of Tenant's federal income tax returns); and

          (ii) in the case of a sublease, any rents, additional charges or other considerations payable under the sublease to Tenant by the subtenant which is in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale of rental or Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less the then net unamortized or undepreciated cost of any such fixture, improvements, equipment, furniture, furnishings and other personal property which remain in the subleased space during the term of such sublease, apportioned to the term thereof and determined on the basis of Tenant's federal income tax returns). The sum payable under this paragraph shall be paid to Landlord as and when payable by the subtenant to Tenant.

     75.      Deleted prior to execution.

     76. Supplementing Article 3 and Exhibit B hereof, Landlord shall not unreasonably withhold or delay its consent to any change or alteration, which
(i) does not adversely affect the structure of the building in which the demised premises are located or adversely affect the building's utility services, plumbing or electrical lines and (ii) cannot be seen from the exterior of the building in which the demised premises are located.

     77. Landlord warrants to Tenant that the Demised Premises may be lawfully used for the use specified in this Lease.

     78. Landlord agrees that any expenditures made pursuant to Article 19 shall be reasonable.

     79. Landlord hereby warrants to Tenant that the Superior Lease has a remaining term longer than the term of this Lease.

     80. Supplementing Articles 9 and 48, in the event the Demised Premises are rendered partially or wholly unusable, Tenant shall have the option to cancel and terminate this Lease if (a) the Premises are not restored within 90 days of the date of casualty or (b) if Landlord notifies Tenant that it will be unable to restore the Premises within 90 days of the date of casualty. If Tenant elects to terminate or cancel the Lease, Tenant must notify Landlord of its [text missing from original] to occur of (a) the date on which Landlord notified Tenant in writing that it will be unable to restore the Demised Premises within 90 days of the date of casualty or (b) the date that occurs 90 days after the date of casualty. In the event Tenant gives such notice to Landlord, the Lease will end on a date 5 days after Tenant's notice to Landlord. Tenant shall receive from Landlord any rent or additional rent prepaid by Tenant for any period after the last day of the Lease as such date is determined by Tenant's termination notice to Landlord. Landlord and Tenant shall each have the right to cancel the Lease if such casualty occurs in the last year of the lease, upon 30 days written notice by the other party, provided such notice is given within 30 days of such casualty.

     81.     Deleted prior to execution.

EXHIBIT B

1. Tenant, at its sole cost and expense, shall cause to be prepared complete finished and detailed architectural and engineering drawings and mechanical plans ("Tenant's Plans") including all dimensions and specifications for all improvements and other work to be performed in the demised premises ("Tenant's Work"). Tenant's Plans shall be prepared by a licensed architect, shall comply with all applicable laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, and the appropriate agencies, officers, departments, boards and commissions thereof, applicable to the demised premises or the building in which the demised premises are located ("Building"). Tenant's Plans, together with the name of the contractor who shall perform Tenant's Work and a true copy of the contract covering Tenant's Work, shall be delivered to Landlord for approval. If Landlord shall have grounds for withholding its approval of Tenant's Plans and/or Tenant's contractor, Landlord shall notify Tenant as to such grounds and within fifteen days after Landlord's notice is given, Tenant shall amend Tenant's Plans accordingly and/or substitute a new contractor and deliver the amended plans and/or the name of the new contractor to Landlord for approval. The same procedure as for the original Tenant's Plans and Tenant's contractor shall be applicable to any amendments of Tenant's Plans and/or the substitution of a new contractor under the preceding sentence. If Tenant's Plans and Tenant's contractor have been approved by Landlord, they shall not be changed without Landlord's consent. Tenant shall pay to Landlord upon demand the reasonable costs and expenses of Landlord in (i) reviewing Tenant's Plans and each amendment thereof and (J) inspecting Tenant's Work, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose. Any review or approval by Landlord of Tenant's Plans is solely for Landlord's benefit and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.

2. Tenant, at its sole cost and expense, shall (i) cause Tenant's Plans to be filed, if filing is required by law, with the appropriate governmental authorities or agencies having jurisdiction thereover and (ii) promptly obtain all necessary certificates for the final approval of Tenant's Work, including, without limitation, certificates of occupancy, both temporary and permanent, if necessary.

3. No Tenant's Work shall be commenced unless all required municipal and other governmental permits, authorizations and approvals shall have been obtained by Tenant, at its sole cost and expense, and unless the originals thereof (or true copies thereof if such originals are required by law to be kept on the demised premises) shall have been delivered to Landlord. Landlord shall, upon the written request of Tenant, execute any documents necessary to be signed by Landlord to obtain any such permits, authorizations and approvals, provided and upon condition that same shall be without cost, liability or expense to Landlord.

4. All Tenant's Work shall be done under the supervision of a licensed professional engineer or architect. If Tenant's Work includes any electrical work such electrical work shall be performed by a licensed electrician. If Tenant's Work includes any plumbing work such plumbing work shall be performed by a licensed plumber.

5. No Tenant's Work shall be commenced unless Tenant shall have delivered to Landlord a performance bond and a labor and material payment bond in an amount equal to the contract price for Tenant's Work issued by a corporate surety licensed to do business in the State of New York in favor of Landlord. The corporate surety and the form and substance of such bonds shall be reasonably satisfactory to Landlord.

6. Tenant, at its sole cost and expense, shall perform or cause to be performed all repairs, restorations, building, rebuilding, alterations and other work shown in Tenant's Plans.

7. Tenant's Work shall be performed in a first-class workmanlike manner and in accordance with (i) all laws, statutes, ordinances, orders, rules, regulations and requirements of all federal state and municipal governments, and the appropriate agencies, offices, departments, boards and commissions thereof, whether now or hereafter in force, applicable to the demised premises, (ii) all insurance requirements, whether now or hereafter in force,
(iii) Tenant's Plans, (iv) the plans for the Buildings referred to above and
(v) all of the other provisions of this Exhibit and this Lease.

8. All Tenant's Work shall be commenced promptly after Tenant receives the required approvals and shall be performed with due diligence. In no event shall Tenant's Work delay or interfere with the performance of work to be done by Landlord elsewhere in the Building. If in Landlord's judgment such delay or interference shall exist, Tenant shall promptly discontinue Tenant's Work until the work being done by Landlord which was delayed or interfered with shall have been completed. Tenant shall pay for all of the Tenant's Work promptly, in cash, so that the demised premises, the Building, and the interests therein of Landlord and Tenant shall at all times be free from any possible (a) liens for labor performed or claimed to have been performed or materials supplied or claimed to have been supplied and (b) chattel mortgages, conditional sales, contracts, title retention agreements, security interests and agreements, financing agreements, financing statements and any similar agreements (collectively "Liens").

9. If any Liens shall at any time be recorded or filed against the demised premises, the Building, or the interests therein of Landlord or Tenant as a result of or arising out of Tenant's Work, Tenant shall cause the same to be discharged of record within ten days after the notice of the recording or filing of the same, by either payment deposit or bond. If Tenant shall fail to cause any Lien to be discharged of record within such period, Landlord shall have the right (in addition to all other remedies), but not the obligation, to cause the discharge of such Lien of record either by paying the amount claimed to be due, by deposit in court or by bond. Tenant shall reimburse Landlord upon demand as additional rent for any amount paid or deposited by Landlord therefore (including, without limitation, all incidental costs and expenses, attorneys' fees, bond premiums and any other sums required to be paid to a surety) in connection therewith, together with interest on all such amounts at the rate of one and one-half percent per calendar month or part thereof, or the then maximum lawful interest rate, whichever shall be less, from the date of payment or deposit by Landlord.

10. Nothing contained in this paragraph shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord to any person for the performance of any labor or the furnishing of any materials at or to the demised premises or the Building, or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the performance of any labor or the furnishing of any material which might give rise to the right to record or file any Lien against the demised premises, the Building or any part thereof or against the interests therein of Landlord or Tenant, it being intended that all persons who may perform any labor or furnish any materials to Tenant at the demised premises shall look only to the credit of Tenant and such security as Tenant may furnish to such persons for the payment of all such labor and materials, and that Landlord does not consent to the recording or filing of any Lien against the interest or estate of Landlord in the demised premises or the Building.

11. At all times when any Tenant's Work is in progress, Tenant shall, in addition to the insurance required to be maintained by Tenant as elsewhere provided in this Lease, maintain or cause to be maintained (a) worker's compensation insurance covering all persons employed in connection with Tenant's Work, in an amount at least equal to the minimum amount of such insurance required by law and (b) such builder's risk (completed value forms) or similar insurance in respect of the demised premises as Landlord may reasonably require, naming Landlord, Landlord's managing agent, and any Superior Lessor and any mortgagee designated by Landlord on such policy or policies as their interests may appear. Tenant shall deliver to Landlord such fully paid for policies (or certificates thereof), together with proof of payment, at least ten days prior to the commencement of any Tenant's Work. Such policies shall (x) be issued by companies satisfactory to Landlord, (y) contain a provision whereby the same cannot be cancelled unless Landlord and any additional named insureds are given at least 30 days' prior written notice of such cancellation and (z) include a clause or endorsement whereby the insurer waives any rights of subrogation against Landlord.

12. Tenant shall pay, and shall indemnify and hold harmless Landlord from and against, any and all claims, liabilities, losses, damages, expenses and costs (including, without limitation, attorneys' fees), obligations and charges of every kind and nature whatsoever, which shall arise out of, result from or be incurred in connection with Tenant's Work. Landlord shall have no obligation whatsoever during the term of this Lease to make any repairs, changes, alterations or replacements, structural or otherwise, in or to the demised premises or to the utility, heating, air-conditioning, electrical and plumbing systems servicing the demised premises which shall arise out of or result from the performance of Tenant's work or any defects therein. Tenant shall, at its sole cost and expense, make or cause to be made any such repairs, changes, alterations or replacements whether such repairs, changes, alterations or replacements are required to be made to the demised premises or elsewhere in the Building.